EXHIBITS TO BE FILED BY EDGAR


EXHIBITS

      4-A   -     Form of Senior Note Indenture for the Senior Notes.


      4-C   -     Form of Fifty-second Supplemental Indenture for the Senior
                  Note Mortgage Bonds.

      5     -     Opinion of Berlack, Israels & Liberman LLP.


      12-B  -     Statement Showing  Computation of Ratio of Earnings to Fixed
                  Charges for the twelve months ended March 31, 1999.


      23-B  -     Consent of PricewaterhouseCoopers LLP.


      25-A  -     Statement of Eligibility under the Trust Indenture Act of
                  1939 of United States Trust Company of New York, as Trustee under the Senior Note Indenture.